UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                                Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

Allianz Funds

Allianz Funds Multi-Strategy Trust

1633 Broadway

New York, New York 10019

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS FILING CONSISTS OF A REMINDER ADJOURNMENT LETTER, A REMINDER MAILING AND A PHONE SCRIPT RELATED TO THE COMBINED SPECIAL MEETING OF SHAREHOLDERS, HELD VIRTUALLY ON OCTOBER 28, 2020, OF THE SERIES OF ALLIANZ FUNDS AND ALLIANZ FUNDS MULTI-STRATEGY TRUST, AND THE RELATED PROXY STATEMENT.

Please respond immediately on this

  very important matter regarding

              your investment!

Dear Valued Allianz Shareholder:

The Allianz Global Investors Funds’ Special Meeting of Shareholders has been adjourned until November 24, 2020 to permit shareholders additional time to consider the proposals described in the proxy statement.

You are a valued member of the Allianz Global Investors Funds family and we need your vote. As of today, the proxy process related to fund(s) you invest in cannot move forward because not enough shareholders have submitted their votes on the proposals included in the proxy materials. The Board of Trustees unanimously recommends a vote “FOR” the proposals. Your vote is critical to helping us reach quorum.

•  Call a proxy voting specialist today at 1-833-934-2736. Representatives are available weekdays from 9:00 a.m. to 10 p.m. ET. You can also call the toll-free touchtone phone number located on your proxy card, enter the control number and follow the prompts.

• Vote by Internet at www.proxyvote.com and enter the control number on your proxy card and follow the prompts.

•  Vote by mail by completing, signing and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package. If convenient for you, please utilize the phone or internet voting options to ensure your vote is received in time.

We appreciate you taking immediate action to vote your shares today!

Sincerely,

Let’s Vote on it. Let your proxy vote be heard. Allianz Global Investors YOUR VOTE MATTERS. We’ve made it easy, so take two minutes right now on-any device you prefer. PHONE TABLET PC Go to: Proxyvote.com

** 3 EASY WAYS TO VOTE **

YOUR VOTE IS IMPORTANT - VOTE TODAY!

1.   Vote by Internet: Go to www.proxyvote.com. Have your control number listed on the voting form ready and follow the simple instructions.

2.   Vote by Phone: Please call the toll free number listed on your voting form. Have your control number listed on the voting form ready and follow the simple instructions.

3.   Vote by Mail: Mark, sign and date your voting form and return it in the postage-paid return envelope.

“Hi, my name is Thomas Fuccillo and I am the President and CEO of AllianzGI Funds. I recently called to bring to your attention the AllianzGI Funds Special Meeting of Shareholders scheduled to take place on October 28th. Unfortunately, due to lack of shareholder participation the meeting has been adjourned to November 24, 2020 to allow additional time for shareholders to vote.

As a shareholder in one or more of the Funds eligible to vote at the Special Meeting, your opinion is valuable and extremely important and your vote is still urgently needed to help the Funds reach passage by the adjourned meeting.

As a reminder, your board recommends that you vote in favor of the proposals.

If you are ready to vote your shares now, you may do so by pressing 1 at any time during this call to be connected with a proxy specialist. This process is simple, does not require any confidential information and will only take a moment of your time.

If you received this as a voice mail message or if you have any questions about the proxy materials, you may contact a specialist at Broadridge, our proxy agent, at 833-934-2736 for assistance.

I do appreciate your investment in the AllianzGI Funds and thank you in advance for your participation in this important meeting.”